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EXHIBIT 3.2.9

                                   BYLAWS OF
                              YLD/CLEAN FUELS, INC.
                            A California Corporation


                             ARTICLE I. SHAREHOLDERS

         SECTION ONE. ANNUAL MEETING.

         (a) An annual meeting of shareholders shall be held in each year on the 6th day in the month of October at 10:00 o'clock a.m., unless such day should fall on a legal holiday, in which event the meeting shall be held at the same hour on the next succeeding business day that is not a legal holiday. Annual meetings shall be held at the principal executive office of the corporation or at such other place within the state of California as may be determined by the Board of Directors and designated in the notice of such meeting.

         (b) If in any year, the election of directors is not held at the annual meeting of shareholders or an adjournment thereof, the Board of Directors shall call A special meeting of shareholders as soon thereafter as reasonably possible for the purpose of holding such election and transacting such other business as may properly be brought before the meeting, In the event the Board of Directors fails to call a special meeting within two months after the date prescribed for the annual meeting, any shareholder may call such a meeting, and at such a meeting the shareholders may elect directors and transact all other business brought before the meeting.

         (c) No change in the time or place of a meeting for the election of directors may be made within twenty (20) days of the date for which such meeting is scheduled, and written notice of any change in the date of such a meeting must he given to each shareholder of record at least ten (10) days prior to the date for which any such meeting is rescheduled.

         (d) Any shareholders' meeting, annual or special, may be adjourned from time to time by the affirmative vote of a majority of the shares represented at such meeting either in person or by proxy. An adjournment may be voted regardless of whether a quorum is present. When a shareholders' meeting is adjourned for forty-five (45) days or more, notice of the adjourned meeting must be given as in the case of an original meeting. When a meeting is adjourned for less than forty-five (45) days, no notice of the time and place of the adjourned meeting need be given other than by announcement at the meeting at which the adjournment is voted, unless after the adjournment a new record date is fixed for the adjourned meeting.

         SECTION TWO: SPECIAL MEETINGS. Special meetings of shareholders may be called for any purpose. Such meetings may be called at any time by the Chairman of the Board, the President, the Board of Directors, or by holders of shares entitled to cast not less than Ten Percent (10%) of the votes at the meeting. On the written request of any person or persons entitled to call a special meeting, the secretary shall inform the Board of Directors as to such call, and the Board shall fix a time and place for the meeting. If the Board fails to fix such a time and place, the meeting shall he held at the

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principal executive office of the Corporation at the time fixed by the secretary.

         SECTION THREE: ACTION BY WRITTEN CONSENT. Any action required by law to be taken at a meeting of the shareholders, except for the election of directors, and any other action that may be taken at a meeting of shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, if the consents of all shareholders entitled to vote were solicited in writing. Directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.

         SECTION FOUR: NOTICE OF MEETINGS. Written notice stating the place, day, and hour of the meeting and, in the case of a special meeting, the general nature of the business to be transacted, shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting either personally or by mail or other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice; or if no such address appears or is given. at the place where the principal executive office of the corporation is located by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located, to each shareholder of record entitled to vote at the meeting. The notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any notice in accordance with the provisions of this section executed by the secretary, assistant secretary or any transfer agent shall be prima facie evidence of the giving of the notice.

         SECTION FIVE: WAIVER OF NOTICE. A shareholder may waive notice of any annual or special meeting by signing a written notice of waiver either before or after the date of such meeting.

         section six: RECORD DATE

         (a) For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or to receive payment of any dividend. or in order to make a determination of shareholders for any other proper purpose. the Board of Directors may fix, in advance, a date as the record date for a determination of shareholders for any of the purposes enumerated in Paragraph (a) above, Such date shall be not more than sixty (60) days, and for a meeting of shareholders, not less than ten (10) days, or in the case of a meeting at which a merger or consolidation will be considered, not less than twenty (20) days, immediately preceding such meeting.

         (b) If a record date is not fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the record date shall be at the close of business on the business day next preceding the day on which the meeting is held.


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         (c) If no record date is fixed, the record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is given.

         (d) If no record date is fixed, the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth
(60th) day prior to the date of such other action, whichever is later.

         (e) When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment of such meeting, unless the Board fixes a new record date for the adjourned meeting.

         SECTION SEVEN: QUORUM. The presence, at any shareholders' meeting, in person or by proxy, of persons entitled to vote a majority of the shares of the corporation then outstanding shall constitute a quorum for the transaction of business. In determining whether quorum requirements for a meeting have been met, any share that has been enjoined from voting or that for any reason cannot be lawfully voted shall not be counted.

         SECTION EIGHT: PROXIES. Every person entitled to vote at a shareholders' meeting of the corporation, or entitled to execute written consent authorizing action in lieu of a meeting, may do so either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy.

         SECTION NINE: Except in elections for directors, in which each shareholder shall have the right to cumulate his votes, each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. The affirmative vote of the majority of shares represented at a meeting at which a quorum is present shall be the act of the shareholders unless the vote of a greater number or a vote by classes is required by the Articles of Incorporation, these bylaws, or the laws of the state of California.

         SECTION TEN: ORDER OF BUSINESS. The order of business at the annual meeting of shareholders and, insofar as possible, at all other meetings of shareholders, shall be as follows:
               (a) Call to order.
               (b) Proof of notice of meeting.
               (c) Reading and disposing of any unapproved minutes.
               (d) Reports of officers.
               (e) Reports of committees.
               (f) Election of directors.
               (g) Disposition of unfinished business.
               (h) Disposition of new business.
               (i) Adjournment.


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                         ARTICLE II. BOARD OF DIRECTORS

         SECTION ONE: GENERAL POWERS. Subject to the limitations of the Articles of Incorporation, these bylaws, and the California General Corporation Law concerning corporate action that must be authorized or approved by the shareholders of the corporation, all corporate powers shall be exercised by or under the authority of the Board of Directors, and the business and affairs of the corporation shall be controlled by the Board.

         SECTION TWO: NUMBER TENURE, QUALIFICATIONS, AND ELECTION. ELECTION, The Board of Directors shall consist of seven (7) persons. The number of directors may be increased or decreased from time to time by approval of the outstanding shares. Directors of the corporation shall be elected at the annual meeting of shareholders, or at a meeting held in lieu thereof as provided in Article I, Section One (b), above, and shall serve until the next succeeding annual meeting and until their successors have been elected and qualified.

         This corporation requiring only one director. and so long as there is only one director, then any reference herein to notices, waivers, consents, meeting or other actions by a majority or quorum of the directors shall be deemed to be the exclusive rights, powers, duties and responsibilities of said sole director, otherwise described herein as given to a Board of Directors.

         SECTION THREE: MEETINGS.

         (a) The Board of Directors shall hold an organizational meeting immediately following each annual meeting of shareholders. Additionally, regular meetings of the Board of Directors shall be held at such times as shall be fixed from time to time by resolution of the Board.

         (b) Special meetings of the Board may be called at any time by the President, or, if the president is absent or if unable or refuses to act, by any vice-president or by any two members of the Board.

         (c) Notice need not be given of regular meetings OF THE Board, nor need notice be given of adjourned meetings. Notice of special meetings shall be in writing by mail at least four (4 days prior to the date of the meeting or by forty-eight hours' notice delivered personally or by telephone or telegraph, Neither the business to be transacted at nor the purpose of any such meeting need be specified in the notice. Attendance of a director at a meeting shall constitute a waiver of notice of that meeting except when the director attends For the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

         SECTION FOUR: QUORUM AND VOTING. A majority of the authorized number of directors shall constitute a quorum for the transaction of business, and the acts of a majority of directors present at a meeting at which a quorum is present shall constitute the acts of the Board of Directors.



* As amended at Special Meeting of June 1996.



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if, at any meeting of the Board of Directors, less than a quorum is present, a majority of those present may adjourn the meeting, from time to time, until a quorum is present. If the meeting is adjourned for more than twenty-four (24) hours. notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

         SECTION FIVE: VACANCIES.

         (a) A vacancy in the Board of Directors shall exist on the happening of any of the following events:

                  (1)      A director dies, resigns, or is removed from office;
                  (2) The authorized number of directors is increased without the simultaneous election of a director or directors to fill the newly authorized position;
                  (3) The shareholders at any annual, regular, or special meeting at which directors are to be elected, elect less than the number of directors authorized to be elected at that meeting;
                  (4) The Board of Directors declares vacant the office of a director who has been adjudicated of unsound mind or has been finally convicted of a felony or, within thirty (30) days after notice of his election to the Board, neither accepts the office in writing, nor attends a meeting of the Board of Directors.

                  A reduction in the authorized number of directors does not remove any director from office prior to the expiration of his term of office.

         (b) A vacancy in the Board of Directors, except a vacancy occurring by the removal of a director, may be filled by the vote of a majority of the remaining directors, even though less than a quorum is present. Each director so elected shall hold office for the unexpired term of his predecessor in office. Any directorship that is to be filled as a result of an increase in the number of directors must be filled by election at an annual or special meeting of shareholders called for that purpose.

         SECTION SIX: REMOVAL.

         (a) At any regular meeting of shareholders, or at any special meeting called for such purpose, any director or directors may be removed from office, with or without cause, by approval of the outstanding shares, except that if less than all the directors arc to be removed, no individual director may be removed if the number of votes cast against his removal would be sufficient, if voted cumulatively at an election of the whole Board, to elect such director.

         (b) New directors may be elected by the shareholders for the unexpired terms of directors removed from office at the same meetings at which such removals are voted. If the shareholders fail to elect persons to fill the unexpired terms of removed directors, such terms shall be considered vacancies to be filled by the remaining directors as provided in Section Five, above.



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         SECTION SEVEN: COMPENSATION. Directors including directors also serving the corporation in another capacity and receiving separate compensation therefor shall be entitled to receive from the corporation as compensation for their services as directors such reasonable compensation as the Board may from time to time determine, and shall also be entitled to reimbursement for any reasonable expenses incurred in attending meetings of directors.

         SECTION EIGHT: INDEMNIFICATION. The corporation shall indemnify all persons who have served or may serve at any time as officers or directors of the corporation and heirs, executors, administrators, successors, and assigns, from and against any and all loss and expense, including amounts paid in settlement before or after suit is commenced, and reasonable attorneys' fees, actually and necessarily incurred as a result of any claim, demand, action, proceeding, or judgment that may be asserted against any such persons, or in which any such persons are made parties by reason of their being or having been officers or directors of the corporation. However, this right of indemnification shall not exist in relation to matters as to which it. is adjudged in any action, suit, or proceeding that any such persons are liable for negligence or misconduct in the performance of duty.

         SECTION NINE: COMMITTEES.

         (a) The Board of Directors may, by resolution adopted by a majority of the whole Board, in the event that the number of directors of this corporation is increased by approval of the outstanding shares, designate two or more directors to constitute an executive committee which, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the corporation, except that such committee shall have no authority in reference to amending the Articles of Incorporation, adopting a plan of merger or consolidation, suggesting to shareholders the sale, lease, exchange, mortgage, or other disposition of all or substantially all of the property and assets of the corporation other than in the usual course of business, recommending to the shareholders a voluntary dissolution or a revocation thereof, amending, altering, or repealing any provision of these bylaws, electing or removing directors or officers of the corporation, or members of the executive committee, declaring dividends, or amending, altering, or repealing any resolution of the Board of Directors which, by its terms, provides that it shall not be amended, altered, or repealed by the executive committee, The Board of Directors shall have power at any time to fill vacancies in, to change the size or membership of, and to discharge any such committee.

         (b) Any such executive committee shall keep a written record of its proceedings and shall submit such record to the whole Board at each regular meeting thereof and at such other times as may be requested by the Board. However, failure to submit such record, or failure of the Board to approve any action indicated therein shall not invalidate such action to the extent it has been carried out by the corporation prier to the time the record thereof was or should have been submitted to the Board as provided herein.



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                              ARTICLE III. OFFICERS


         SECTION ONE: ENUMERATION OF OFFICES. The corporation shall have as officers a President, a secretary, and a chief financial officer. The Board of Directors, in its discretion, may appoint a Chairman of the Board, one or more vice-presidents, one or more assistant secretaries, one or more assistant financial officers, and such other officers as the business of the corporation may require.

         Section TWO: ELECTION AND TERM OF OFFICE. The principal officers of the corporation shall be elected by the Board of Directors at its organizational meeting immediately following the annual meeting of shareholders or as soon thereafter as is reasonable possible. Subordinate officers may be elected from time to time as the Board may see fit. Each officer shall hold office until his successor is elected and qualified. or until his resignation, death or removal.

         SECTION THREE: REMOVAL. Any officer may be removed from office at any time, with or without cause, on the affirmative vote of a majority of the Board of Directors. Removal shall be without prejudice to any contract of rights of the officer removed.

         SECTION FOUR: VACANCIES, Vacancies in offices, however occasioned, may be filled by election by the Board of Directors at any time for the unexpired terms of such offices.

         SECTION FIVE: PRESIDENT; POWERS AND DUTIES. Subject to any supervisory duties that may be given by the bard of Directors to any chairman of the board, the president shall be the principal executive officer of the corporation. Subject to the control of the Board of Directors, the president shall supervise and direct generally all the business and affairs of the corporation. The president shall preside at all meetings of shareholders at which he is present. In the absence of the chairman of the board, or if there is no such chairman, the president shall preside at all meetings of the Board of Directors at which he is present. The president may sign, with the secretary or any other officer of the corporation so authorized by the Board of Directors, certificates for shares of the corporation, and any deeds, mortgages, bonds, contracts, or other instruments that the Board of Directors has authorized for execution, except when the signing and execution thereof has been expressly delegated by the Board of Directors or these bylaws to some other officer or agent of the corporation or is required by law to be otherwise signed or executed. The president shall also make reports to the Board of Directors and shareholders and in general shall perform all duties as may he prescribed from time to time by the Board of Directors.

         SECTION SIX: VICE PRESIDENT; POWERS AND DUTIES. In the absence of the president of the corporation, or in the event of his death or inability or refusal to act, the vice-president, such officer be elected by the Board of Directors in its discretion, shall perform the duties of the president and, when so acting, shall act with all of the powers of and be subject to all of the restrictions


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on the president. In the event more than one vice-president is elected, me vice-presidents snail serve in the capacity of the president in the order designated at the time of their election. or, in the absence of any such designation, in the order of their election. Any vice-president may sign share certificates with the secretary or an assistant secretary, The vice-president or vice-presidents shall also perform such other duties as may be assigned, from time to time. by the president or the Board of Directors.

         SECTION SEVEN: CHIEF FINANCIAL OFFICER; POWERS AND DUTIES. The chief financial officer of the corporation shall have the following powers and duties:

                  (a) To be custodian and take charge of and be responsible for all funds and securities of the corporation;
                  (b) To receive and give receipts for money due and paid to the corporation from any source whatsoever;
                  (c) To deposit all such monies paid to the corporation in the name of the corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of these bylaws;
                  (d) To perform all of the duties incidental to the office of treasurer and such other duties as may be assigned to the chief financial officer, from time to time, by the president or the Board of Directors;
                  (e) To give a bond for faithful discharge of his duties when required to do so by the Board of Directors.

         SECTION EIGHT: SECRETARY; POWERS AND DUTIES. The secretary of the corporation shall have the following powers and duties:

                  (a) To keep the minutes for the meetings of shareholders and of the Board of Directors, in one or more books provided for that purpose;
                  (b) To see that all notices are duly given, in accordance with these bylaws or as required by law;
                  (c) To be custodian of the corporate records and the seal of the corporation; To see that the seal of the corporation is affixed to all documents duly authorized for execution under seal on behalf of the corporation;
                  (e) To keep a register of the post-office address of each shareholder whose address shall be furnished to the secretary by the shareholder;
                  (f) To sign with the president, or a vice-president: certificates for corporate shares the issuance of which have been authorized by resolution of the Board of Directors;
                  (g) To have general charge of the stock transfer books of the corporation; and
                  (h) To perform all duties incidental to the office of secretary and such other duties as may be assigned to the secretary, from time to time, by the president or the Board of Directors.

         SECTION NINE. SUBORDINATE OFFICERS. Other subordinate officers, including without limitation an assistant financial officer and an assistant secretary or secretaries may be appointed by the Board of Directors from time to time, and shall exercise such powers and perform such duties


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as may be delegated to them by the resolutions appointing them, or by subsequent resolutions adopted by the Board of Directors from time to time.

         SECTION Ten: ABSENCE OR DISABILITY OF OFFICERS. In the case of the absence or disability of any officer of the corporation and of any person hereby authorized to act in his place during his absence or disability, the Board of Directors may by resolution delegate the powers and duties of such officer to any other officer, or to any director, or to any other person whom it may select.

         SECTION ELEVEN: SALARIES. The salaries of all officers of the corporation shall be fixed from time to time by the Board of Directors. No officer shall be disqualified from receiving a salary by reason of his also being a director, whether or not he receives compensation therefor.

         SECTION TWELVE: REPAYMENT OF EXCESSIVE COMPENSATION. The officers of the corporation. shall be and remain at all times liable to repay to the corporation all amounts paid to such officers by the corporation as salary or other compensation to the extent such amounts have been disallowed to the corporation as deductions in computing the federal income taxes of the corporation.

                         ARTICLE IV. STOCK CERTIFICATES

         SECTION ONE: FORM. The shares of the corporation shall be represented by certificates signed by the chairman or a vice-chairman of the Board of Directors, if any, or the president OR A vice-president, and by the chief financial officer or an assistant financial officer or the secretary or an assistant secretary. Any and all of such signatures may be facsimile. Each such certificate shall also state:

         (1) The name of the record holder of the shares represented by such certificate;
         (2) The number of shares represented thereby;
         (3) A designation of any class or series of which such shares are a part;
         (4) That the shares are without par value;
         (5) The restrictions on transfer of such shares;

         SECTION TWO: SUBSCRIPTIONS FOR STOCK. Unless otherwise provided in the subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times as shall be determined by the Board of Directors. Any call made by the Board of Directors for payment on subscriptions shall he uniform as to all shares of the same class or as to all shares of the same series, as the case may be. In ease of default in the payment of any installment or call when such payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due the corporation.



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         SECTION THREE: TRANSFERS. Transfer of shares of the corporation shall be made in the manner specified in the California Uniform Commercial Code. The corporation shall maintain stock transfer books, and any transfer shall be registered thereon only on request and surrender of the stock certificate representing the transferred shares, duly endorsed. Additionally, the Board of Directors may appoint one or more registrars as custodians of the transfer books, and may require all transfers to be made with and all share certificates to bear the signatures of any of them. The corporation shall have the absolute right to recognize as the owner of any shares of stock issued by it, for all proper corporate purposes, including the voting of such shares and the issuance and payment of dividends on such shares, the person or persons in whose name the certificate representing such shares stands on its books. However, if a transfer of shares is made solely FOR the purpose of furnishing collateral security, and if such fact is made known to the secretary of the corporation, or to the corporation's transfer agent or transfer clerk, the record entry of such transfer shall state the limited nature thereof.

         SECTION FOUR: DESTROYED AND STOLEN CERTIFICATES. No certificate for shares of stock in the corporation shall be issued in place of any certificate alleged to have been lost, destroyed, stolen, or mutilated, except on production of such evidence and provision of such indemnity to the corporation as the Board of Directors may prescribe.

                          ARTICLE V. CORPORATE ACTIONS

         SECTION ONE: CONTRACTS. The Board of Directors may authorize any officer or officers, or any agent or agents of the corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

         SECTION TWO: LOANS. No loans shall be made by the corporation to its officers or directors, and no loans shall be made by the corporation secured by its shares. No loans shall be made or contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by resolution of the Board of Directors, Such authority may be general or confined to specific instances.

         SECTION THREE: CHECKS, DRAFTS, OR ORDERS. All checks, drafts, or other orders for the payment of money by or to the corporation, and all notes and other evidence of indebtedness issued in the name of the corporation shall be signed by such officer or officer's, agents or agents of the corporation and in such manner as shall from time to time be determined by resolution of the ward of Directors.

         SECTION FOUR: BANK DEPOSITS. All funds of the corporation not otherwise

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employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

         SECTION FIVE: VOTING SECURITIES FIELD BY THE CORPORATION. Unless otherwise ordered by the Board of Directors, the president, or any vice-president and the secretary or an assistant secretary of the corporation shall have authority to vote, represent, and exercise on behalf of the corporation all rights incidental to any and all shares of any other corporation standing in the name of the corporation. Such authority may be exercised by the designated officers in person or by proxy.

                            ARTICLE VI. MISCELLANEOUS

         SECTION ONE: REPORTS TO STOCKHOLDERS. The Board of Directors shall cause an annual report to be sent to the, shareholders of the corporation, not later than One hundred and twenty (120) days after the close of the fiscal year of the corporation. Such report shall include a balance sheet as of the close of the fiscal year of the corporation and an income statement and statement of changes in financial position for such fiscal year. Such financial statements shall be prepared from and in accordance with the books of the corporation, in conformity with generally accepted accounting principals applied on a consistent basis, and shall be certified by an independent certified public accountant.

         SECTION TWO: INSPECTION OF CORPORATE RECORDS. The corporation shall keep correct and complete books and records of account and shall also keep minutes of all meetings of shareholders and directors. Additionally, a record shall be kept at the principal executive office of the corporation, giving the names and addresses of all shareholders and the number and class or classes of shares held by each. Any person who is the holder of a voting trust certificate or who is the holder of record of at least five (5%) percent of the outstanding voting shares of the corporation shall have the right to examine and copy, in person or by agent or attorney, at any reasonable time or times, for any proper purpose, the books and records of account of the corporation, the minutes, and the record of shareholders.

         On the written request of any shareholder, the corporation shall mail to such shareholder within fourteen (14) days after receipt. of such request, a balance sheet as of the close of its latest fiscal year and a profit and loss statement for such fiscal year. If such request is received by the corporation before such financial statements are available for its latest fiscal year, the corporation shall mail such financial statements within fourteen (14) days after they become available, but in any event within one hundred and twenty (l20) days after the close of its latest fiscal year.

         SECTION THREE: INSPECTION OF ARTICLES OF INCORPORATION AND BYLAWS. The original or a copy of the Articles of Incorporation and Bylaws of the corporation, as amended or otherwise altered o date, and certified by the secretary of the corporation. shall, at all


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times, be kept at the principal executive office of the corporation. Such articles and bylaws shall be open to inspection by all shareholders of record or holders Of voting trust certificates at all reasonable times during the business hours of the corporation.

         SECTION FOUR: FISCAL YEAR. The fiscal year of the corporation shall begin on the 1st day of January of each year and end at midnight on the 31st day of December of the following year.

         SECTION FIVE: CORPORATE SEAL. The Board of Directors shall adopt an official seal for the corporation, which shall be circular in form and be inscribed with the name of the corporation, the state of incorporation, and the date of incorporation,


                             ARTICLE VII. AMENDMENTS


         These bylaws may be altered, amended, or repealed by a majority vote of the Board of Directors,


         THIS IS TO CERTIFY that I am the duly elected, qualified and acting secretary of YLD/CLEAN FUELS, INC., a California corporation, and that the above and foregoing Bylaws were adopted as the Bylaws of said corporation on the 6th day of the month of October, 1995, by the persons elected first directors of said corporation.


         IN WITNESS WHEREOF, I have hereunto set my hand this 6th day of October, 1995.


                                        /s/ Yolanda Groscost
                                        -------------------------------
                                        YOLANDA GROSCOST
                                              Secretary

           THIS IS TO CERTIFY that I am the duly elected, qualified and acting secretary of YLD/CLEAN FUELS, INC., a California corporation, and that the above and foregoing Code of Bylaws was submitted to the shareholders at their first meeting held on the 6th day of the month of October, 1995, and was ratified by the vote of the shareholder entitled to exercise the majority of the voting power of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand this 6th day of October, 1995.




                                        /s/ Yolanda Groscost
                                        -------------------------------
                                        YOLANDA GROSCOST
                                              Secretary



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